Exhibit 99.1

News Release

Contact: Brad Cohen Public Relations Quantum Corp. (408) 944-4044 brad.cohen@quantum.com Marilyn Keys Investor Relations Quantum Corp. (408) 944-4450 investor.relations@quantum.com

QUANTUM CORPORATION’S FISCAL SECOND QUARTER RESULTS SHOW CONTINUED PROGRESS IN EXECUTING ON KEY GOALS

Combined Disk Systems and Software Revenue Up Nearly 100 Percent Year-over-Year

SAN JOSE, Calif., Oct. 24, 2007 – Quantum Corp. (NYSE:QTM), the leading global specialist in backup, recovery and archive, today announced that revenue for its fiscal second quarter (FQ2’08), ended Sept. 30, 2007, was $249 million. Although this was roughly flat with the same quarter last year (FQ2’07)*, the company increased its GAAP gross margin rate from 28.2 percent to 31.5 percent, reflecting its focus on pursuing higher margin sales over low-margin revenue opportunities.

The company reported a GAAP net loss of $20 million for FQ2’08, or 10 cents per share, compared to a $31 million net loss (16 cents per share) in FQ2’07. The $20 million net loss in FQ2’08 included a number of major expense items totaling $29 million: $13 million in costs primarily associated with refinancing the ADIC acquisition-related debt on more favorable terms; $12 million in amortization of intangibles; and $4 million in stock-based compensation charges. The net impact of these items reduced earnings per share on a diluted basis by approximately 14 cents.

*	FQ2’07 included only five-and-a-half weeks of combined Quantum and ADIC results.

In addition to Quantum’s strong gross margin performance, the company continued to reduce its operating expenses. In FQ2’08, GAAP operating expenses totaled $75 million, down from $92 million in the same quarter last year.

“Our September quarter results demonstrate the solid progress we’re making in executing on our strategic goals,” said Rick Belluzzo, chairman and CEO of Quantum. “Our operating income as a percentage of revenue was the highest it’s been in more than five years, when intangible amortization, stock-based compensation and acquisition-related expenses are excluded. In addition, we increased our disk systems and software revenue by nearly 100 percent year-over-year, with growing momentum behind our DXi-Series disk-based solutions featuring data de-duplication and replication.”

Among the other highlights in the quarter, Quantum’s branded sales reached an all-time high as a percentage of total non-royalty revenue, which helped drive the company’s strong gross margin performance and reflected its continued success in building a more end-user focused business. Nevertheless, Quantum said it recognized the need to demonstrate further branded revenue growth and that this would be a major priority moving forward.

Quantum’s product revenue, which includes sales of the company’s hardware and software products, totaled $185 million in FQ2’08. This represented a net decrease of approximately $10 million over FQ2’07, with greater revenue contributions from tape automation and disk systems and software partially offsetting a decline in lower-margin device and non-royalty media revenue. Reflecting Quantum’s strategic focus on growing its branded sales, the company increased the percentage of its non-royalty revenue from such sales to 63 percent in the September quarter. This exceeded the 60 percent target Quantum set last year shortly after completing the ADIC acquisition.

The components of product revenue were as follows:

•

Tape automation systems revenue totaled $110 million in FQ2’08, an increase of $5 million over the comparable quarter last year, with an increase in higher-margin branded sales offsetting a decline in lower-margin OEM business.

•	Disk systems and software revenue was $15 million, up $7 million from FQ2’07, with significant increases in both disk systems and software revenues.

•

Revenue from devices and non-royalty media sales totaled $60 million in the September quarter, down $22 million from the same quarter last year, largely reflecting Quantum’s focus on pursuing higher margin sales over lower-margin revenue opportunities.

Service revenue, which includes hardware service contracts as well as repair, installation and professional services, was $39 million in FQ2’08. This was up $12 million over FQ2’07, due to a larger installed base of branded product customers.

Quantum had $25 million in royalty revenue for FQ2’08, down approximately $3 million from the same quarter last year.

Continued Disk Systems and Software Momentum

In announcing its September quarter results, Quantum highlighted the continuing momentum in its disk systems and software business. After only two full quarters of shipping its DXi3500 and DXi5500 disk backup appliances with data de-duplication and replication capabilities, Quantum already has more than 120 customers, spanning a range of industries and geographies. Among these are a number of large accounts that have standardized on its DXi-Series solutions, including a Fortune 500 beverage company, a U.S. government security agency, a major international telecommunications provider, a regional health care benefits provider in the U.S., and one of the leading international broadcasting companies – to name just a few. The company is also starting to see significant repeat purchases, reflecting the DXi-Series’ strong value proposition and positive customer experience. These purchases accounted for roughly a third of DXi-Series revenue in FQ2’08 and helped increase the average size of a DXi-Series deal to more than double that of the prior quarter.

Quantum also cited several factors that make it well positioned to build on the DXi-Series momentum. The company reported significant customer interest in its new enterprise system, the DXi7500, with nearly 150 requests for quotes already received since the product was announced this summer. With the addition of the DXi7500, scheduled to begin shipping in the next few months, Quantum will be the first company to provide the benefits of data de-duplication, remote replication and disk-to-tape creation across distributed sites, midrange environments, and primary data centers. This strength will be particularly valuable as Quantum looks to grow its DXi-Series revenue, in part by leveraging its installed base of more than 60,000 branded tape automation systems and 3,600 other disk systems and software deployments.

On the software side, Quantum continued to expand the market presence of its StorNext data management software in FQ2’08, with particularly strong growth in EMEA and APAC. This was the first full quarter of shipments with Distributed LAN Client capability, which extends high-performance and resilient data sharing beyond Fibre Channel SAN environments to clients connecting via IP-based networks. This led to a range of new customer wins, including a major U.S. government agency, a large oil and gas company in China, and two leading defense and technology companies. In addition, Quantum worked with HP to extend HP’s sales of StorNext beyond the media and entertainment industry to federal government and high performance computing environments. All of this will add to the more than 100 petabytes of data already managed by StorNext around the world.

Conference Call and Audio Webcast Notification

Quantum will hold a conference call today, Oct. 24, 2007, at 2:00 p.m. PDT, to discuss its fiscal second quarter results. Press and industry analysts are invited to attend in listen-only mode. Dial-in number: (303) 262-2005 (U.S. & International). Quantum will provide a live audio webcast of the conference call beginning today, Oct. 24, 2007, at 2:00 p.m. PDT. Site for the webcast and related information: http://www.quantum.com/investors.

About Quantum

Quantum Corp. (NYSE:QTM) is the leading global storage company specializing in backup, recovery and archive. Combining focused expertise, customer-driven innovation, and platform independence, Quantum provides a comprehensive, integrated range of disk, tape, and software solutions supported by a world-class sales and service organization. As a long-standing and trusted partner, the company works closely with a broad network of resellers, OEMs and other suppliers to meet customers’ evolving data protection needs. Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

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Quantum and the Quantum logo are trademarks of Quantum Corporation registered in the United States and other countries. DXi and StorNext are trademarks of Quantum Corporation. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, statements relating to: (1) the Company being well positioned to build on the DXi-Series momentum; (2) the scheduled shipping of the DXi7500 in the next few months, along with the product’s expected benefits; and (3) the Company’s expectation that it will add to the more than 100 petabytes of data already managed by StorNext around the world, are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management’s current expectations and are subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to: (a) the failure to compete successfully in the highly competitive and rapidly changing marketplace for backup, recovery, archive and other storage products and services; (b) our ability to successfully execute to our product roadmaps and timely ship our products; (c) the risk that lower volumes and continuing price and cost pressures could lead to lower gross margin rate; (d) media royalties from media manufacturers coming in at lower levels than expected; (e) operational risks associated with the changes being made to our manufacturing infrastructure; (f) acceptance of, or demand for, our products being lower than anticipated; and (g) difficulties in retaining key employees. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” on pages 12 to 21 of Quantum’s Annual Report on Form 10-K for fiscal year 2007, filed with the Securities and Exchange Commission on June 13, 2007 and on pages 32 to 42 of Quantum’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, filed with the Securities and Exchange Commission on August 9, 2007. In particular, you should review the risk factors on pages 12 through 14 of our Form 10-K under the headings “A large percentage of our sales come from a few customers, and these customers have no minimum or long-term purchase commitments. The loss of, or a significant reduction in demand from, one or more key customers could materially and adversely affect our business, financial condition, and operating results”, “From time to time we make acquisitions, such as the recent acquisition of ADIC. The failure to successfully integrate recent or future acquisitions could harm our business, financial condition, and operating results”, “In connection with the acquisition of ADIC, we drew on our $500 million credit facility with Key Bank, substantially increasing our debt service obligations and constraining our ability to operate our business. If we are unable to generate sufficient cash flow from operations to meet these debt obligations, our business financial condition and operating results will be materially and adversely affected”, “Our credit agreement contains various covenants that limit our discretion in the operation of our business, which could have an adverse effect on our business, financial condition, and results of operations”, “We derive almost all of our revenue from products incorporating tape technology. If competition from alternative storage technologies continues or increases, our business, financial condition, and operating results would be materially and adversely harmed” and “Competition has increased, and may increasingly intensify, in the tape drive and tape automation markets as a result of competitors introducing products based on new technology standards, which could materially and adversely affect our business, financial condition, and results of operations.” Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

QUANTUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue
Product	$184,973	$195,249	$366,604	$336,044
Service	39,008	27,288	79,112	45,537
Royalty	24,526	27,833	48,559	55,384

Total revenue	248,507	250,370	494,275	436,965
Cost of revenue
Product	141,595	159,382	278,738	279,343
Service	28,637	20,375	58,968	34,984
Restructuring charges related to cost of revenue	—	—	237	—

Total cost of revenue	170,232	179,757	337,943	314,327
Gross margin	78,275	70,613	156,332	122,638
Operating expenses
Research and development	22,500	25,834	48,858	48,162
Sales and marketing	34,253	29,601	69,609	49,719
General and administrative	17,986	15,493	39,503	28,351
Restructuring charges	217	6,660	9,331	6,743
In-process research and development	—	14,700	—	14,700

	74,956	92,288	167,301	147,675

Income (loss) from operations	3,319	(21,675)	(10,969)	(25,037)
Interest income and other, net	1,512	2,067	5,869	4,030
Interest expense	(24,199)	(8,546)	(37,833)	(10,708)

Loss before income taxes	(19,368)	(28,154)	(42,933)	(31,715)
Income tax provision	1,099	2,522	119	2,537

Net loss	$(20,467)	$(30,676)	$(43,052)	$(34,252)

Basic and diluted net loss per share	$(0.10)	$(0.16)	$(0.21)	$(0.18)

Basic and diluted weighted average common and common equivalent shares	201,142	190,158	199,700	189,178

Included in the above Statements of Operations:
Expense related to retiring prior debt facility	$12,602	$—	$12,602	$—
Accelerated depreciation on legacy IT system	—	—	2,179	—
Accelerated depreciation related to facility closures	66	—	66	—
Inventory valuation adjustment to fair value	—	1,960	—	1,960
Retention expense
Cost of revenue	53	209	219	209
Research and development	—	137	—	137
Sales and marketing	—	307	—	307
General and administrative	73	35	73	35

	126	688	292	688
Amortization of intangibles
Cost of revenue	8,047	5,586	16,556	9,717
Research and development	206	344	411	539
Sales and marketing	4,223	3,625	8,446	4,690
General and administrative	25	18	50	164

	12,501	9,573	25,463	15,110
Share-based compensation
Cost of revenue	572	270	938	521
Research and development	1,058	563	1,917	1,040
Sales and marketing	1,000	501	1,583	841
General and administrative	1,039	895	2,081	1,605

	3,669	2,229	6,519	4,007

QUANTUM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2007	March 31, 2007
	(Unaudited)	*
Assets
Current assets:
Cash and cash equivalents	$83,634	$60,581
Marketable securities	—	35,000
Accounts receivable, net	198,918	149,435
Inventories	69,019	91,153
Deferred income taxes	14,708	17,137
Other current assets	31,037	33,155

Total current assets	397,316	386,461
Long-term assets:
Property and equipment, less accumulated depreciation	42,489	50,241
Service parts for maintenance, less accumulated amortization	79,659	82,361
Purchased technology, less accumulated amortization	89,557	106,524
Other intangible assets, less accumulated amortization	83,581	92,077
Goodwill	389,669	390,032
Other long-term assets	13,184	18,133

Total long-term assets	698,139	739,368

	$1,095,455	$1,125,829

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$84,499	$92,292
Accrued warranty	24,082	30,669
Deferred revenue, current	62,290	57,617
Current portion of long-term debt	4,000	25,000
Accrued restructuring charges	9,140	13,289
Other accrued liabilities	91,094	110,583

Total current liabilities	275,105	329,450
Long-term liabilities:
Deferred revenue, long-term	27,670	27,634
Deferred income taxes	14,309	16,751
Long-term debt	376,000	337,500
Convertible subordinated debt	160,000	160,000
Other long-term liabilities	13,773	53

Total long-term liabilities	591,752	541,938
Stockholders’ equity	228,598	254,441

	$1,095,455	$1,125,829

*	Derived from the March 31, 2007 audited Consolidated Financial Statements

QUANTUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended September 30,
	2007	2006
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(43,052)	$(34,252)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	15,245	11,343
Amortization **	42,763	19,839
Realized gain on sale of securities	(2,122)	—
In-process research and development	—	14,700
Gain on Ireland facility closure	—	(476)
Deferred income taxes	(14)	(36)
Share-based compensation	6,519	4,007
Fixed assets written off in restructuring	568	—
Change in assets and liabilities:
Accounts receivable	(49,483)	(10,937)
Inventories	15,102	107
Service parts for maintenance	(5,390)	(11,848)
Accounts payable	512	(2,297)
Income taxes payable	(621)	1,056
Accrued warranty	(6,587)	(4,026)
Deferred revenue	4,709	1,801
Accrued restructuring charges	(3,647)	(8,348)
Other assets and liabilities	1,294	4,222

Net cash used in operating activities	(24,204)	(15,145)
Cash flows from investing activities:
Purchases of marketable securities	(65,000)	(464,758)
Proceeds from sale of marketable securities	100,000	544,733
Purchases of property and equipment	(13,831)	(9,651)
Proceeds from sale of investment	5,441	—
Proceeds from sales of Ireland facility	—	6,000
Proceeds from sale of subsidiary, net of cash sold	2,176	—
Payments made in connection with business acquisitions, net of cash	—	(545,385)

Net cash provided by (used in) investing activities	28,786	(469,061)
Cash flows from financing activities:
Borrowings of long-term debt, net	441,953	486,808
Repayments of long-term debt	(432,500)	—
Proceeds from issuance of common stock, net	9,018	3,087

Net cash provided by financing activities	18,471	489,895
Net increase in cash and cash equivalents	23,053	5,689
Cash and cash equivalents at beginning of period	60,581	123,298

Cash and cash equivalents at end of period	$83,634	$128,987

**	Amortization for the six months ended September 30, 2007 includes $8.1 million of our prior debt facility’s capitalized debt costs.